AMENDMENT NO. 3

TO THE SUBADVISORY AGREEMENT

This Amendment No. 3 (the “Amendment”), made and entered into as of November 4, 2022, is made a part of the Subadvisory Agreement between Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (“Investment Manager”) and PGIM, Inc., a New Jersey corporation (“Subadviser”), dated March 9, 2016, as amended June 29, 2018 and December 11, 2019 (the “Agreement”).

WHEREAS, Investment Manager and Subadviser desire to amend the Agreement, including Schedule A.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.	Schedule A. Schedule A to the Agreement shall be, and hereby is, deleted and replaced with the Schedule A attached hereto.

2.	Notices. Section 12 to the Agreement shall be, and hereby is, amended by deleting the addresses for Subadviser and Investment Manager and replacing them with the following:

In the case of Subadviser:

655 Broad Street, 8th Floor

Newark, NJ 07102

Attention: Chief Operating Officer

Tel: (973) 802-5702

Fax: (973) 367-2599

with a copy to:

655 Broad Street, 9th Floor

Newark, NJ 07102

Attention: Chief Legal Officer

Tel: (973) 367-2095

Fax: (973) 802-6834

In the case of Investment Manager:

David Weiss

Global Head of Multi-Manager Solutions

Ameriprise Financial, Inc.

290 Congress Street

Boston, MA 02210

Tel:      (617) 385-9606

Email: David.Weiss@columbiathreadneedle.com

with a copy to:

Ryan C. Larrenaga

Vice President and Chief Counsel

Ameriprise Financial, Inc.

290 Congress Street

Boston, MA 02210

Tel:      (617) 385-9536

Email: RYAN.C.LARRENAGA@columbiathreadneedle.com

3.

Miscellaneous. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement. This Amendment may be executed in counterparts, each of which will be deemed an original and all of which together will be deemed to be one and the same agreement. As modified herein, the Agreement is confirmed and remains in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the day and year first above written.

Columbia Management Investment Advisers, LLC		PGIM, Inc.
By:	/s/ David Weiss	By:	/s/ Daniel Malooly

	Signature		Signature

Name:	David Weiss	Name:	Daniel Malooly

	Printed		Printed

Title:	Assistant Secretary	Title:	Vice President

AMENDMENT NO. 3

TO THE SUBADVISORY AGREEMENT

SCHEDULE A

[REDACTED]

Date:     November 1, 2022